EXHIBIT 1

                                    AGREEMENT

            In accordance with Reg. S. 13d-1(f)(1), the undersigned each hereby agrees that Hutchison Whampoa Limited shall file on behalf of each of them this
Schedule 13D relating to the Class A Common Stock, no par value, in Western Wireless Corporation, to which this Agreement is an Exhibit and such statements and amendments thereto as may be required to be filed with the United States Securities and Exchange Commission.


Dated:  December 5, 1997


                          FOR AND ON BEHALF OF
                          HUTCHISON WHAMPOA LIMITED


                          By:         \s\ Susan M.F. Chow
                               ----------------------------------
                               Name: Susan M.F. Chow
                               Title: Director


                          FOR AND ON BEHALF OF
                          HUTCHISON TELECOMMUNICATIONS
                            HOLDINGS (USA) LIMITED


                          By:         \s\ Khoo Chek Ngee
                               ----------------------------------
                               Name: Khoo Chek Ngee
                               Title: Director


                          FOR AND ON BEHALF OF
                          CHEUNG KONG (HOLDINGS) LIMITED


                          By:         \s\ George C. Magnus
                               ----------------------------------
                               Name: George C. Magnus
                               Title: Director